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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):  DECEMBER 1, 1999



                      PLAINS ALL AMERICAN PIPELINE,  L.P.
               (Exact name of registrant as specified in charter)



               DELAWARE                   0-9808                13-2898764
     (State of Incorporation)      (Commission File No.)     (I.R.S. Employer
                                                            Identification No.)



      500 DALLAS STREET, SUITE 700
          HOUSTON, TEXAS 77002                           77002
(Address of Principal Executive Offices)              (Zip Code)


      Registrant's telephone number, including area code:  (713) 654-1414

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ITEM 5.   OTHER EVENTS.

December 1, 1999 News Release

     On December 1, 1999, Plains All American Pipeline, L.P. and Plains Resources Inc., the parent of the general partner of Plains All American, announced that Plains All American had reached tentative agreement with its lenders on a new credit facility which would provide for, among other matters,
(i) an aggregate letter of credit availability with a minimum of $300 million
(ii) the lenders' waiver of the defaults under certain covenants in Plains All American's credit facilities resulting from Plains All American's recently announced unauthorized trading losses of approximately $160 million, and (iii) the requirement that the consent of the lenders must be obtained for any distribution on Plains All American's outstanding common units.

     It was also announced that Plains All American had committed to its lenders to raise an additional $50 million within the next 30 days. Plains Resources had reached tentative agreement with two of its existing equity holders for the $50 million infusion of additional funds into Plains All American through the issuance of a new series of 10% convertible preferred stock by Plains Resources. The infusion of the proceeds into Plains All American will require the approval of certain of Plains Resources' lenders. In addition, Plains Resources had agreed to provide debt financing to Plains All American in the amount of approximately $64 million, under the tentative agreement with Plains All American's lenders.

December 2, 1999 News Release

     On December 2, 1999, Plains All American and Plains Resources announced that Plains All American had executed definitive agreements for its previously announced $300 million credit facility. The facility is available for the issuance of letters of credit in conjunction with Plains All American's normal business operations. The lenders had also agreed to waive the defaults under certain covenants contained in Plains All American's credit facilities. The defaults and unanticipated credit requirements resulted from the recently announced unauthorized trading losses of approximately $160 million. In addition, the credit facilities were modified to eliminate or mitigate through April 30, 2000, the adverse impact of the losses on Plains All American's financial covenants.

     Plains All American's revised credit facility provides for aggregate letter of credit availability ranging up to $301 million, with sublimits for cash ranging up to $40 million. In connection with such credit facility, Plains Resources had agreed to provide debt financing to Plains All American in the amount of approximately $114 million. A wholly owned subsidiary of Plains Resources Inc. is the general partner of Plains All American and owns approximately 54% of its outstanding limited partnership interests.

     Under the terms of Plains All American's revised credit facility, the consent of its lenders must be obtained for any distribution on its outstanding common units.

     Interest on amounts outstanding under the revised credit facility is LIBOR + 225 basis points. Its terms include monitoring by independent accountants of the Plains All American's letter of credit position for the next 120 days and certain other conditions.

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       It was also announced that the tentative agreement of two of Plains
Resources' existing equity holders to purchase up to $50 million of a new series of 10% convertible preferred stock to be issued by Plains Resources had been advanced to an executed commitment letter. Proceeds from this issuance are required to be used to provide working capital for Plains All American and would constitute a portion of the $114 million in debt financing which Plains Resources has agreed to provide to Plains All American . The letter agreement requires that at least $25 million of the commitment be drawn prior to December 31, 1999. The balance of the commitment expires January 10, 2000. The preferred issuance will carry a 10% coupon, is convertible into Plains Resources' common stock by the holder at any time at a conversion rate of $12.25 per common share and is redeemable at the option of Plains Resources at declining premiums beginning in 2005.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     99.1   -  News Release of Plains All American Pipeline, L.P. and Plains
               Resources Inc. dated December 1, 1999, announcing   that Plains
               All American had reached a tentative agreement with its lenders and that Plains Resources had reached tentative agreement with two existing equity owners for a $50 million capital infusion of additional funds into Plains All American from the proceeds of the sale of a new series of Plains Resources' preferred stock.

     99.2 - News release of Plains All American Pipeline, L.P. and Plains Resources Inc. dated December 2, 1999, announcing that Plains All American had executed definitive agreements for its previously announced credit facility and Plains Resources Inc. had executed commitment letters with two existing equity holders for the sale of up to $50 million of a new series of preferred stock, the proceeds of which will be used to provide working capital to Plains All American.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Plains Resources Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 1999

                              PLAINS ALL AMERICAN PIPELINE, L.P.

                              By: PLAINS ALL AMERICAN, INC., its General Partner


                              By: /s/ Michael R. Patterson
                                 ------------------------------
                              Name: Michael R. Patterson
                              Title:   Senior Vice President

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                               INDEX TO EXHIBITS


Number                                     Exhibit
------                                     -------
  99.1   News Release of Plains All American Pipeline, L.P. and Plains
         Resources Inc. dated December 1, 1999, announcing   that Plains All
         American had reached a tentative agreement with its lenders and that Plains Resources had reached tentative agreement with two existing equity owners for a $50 million capital infusion of additional funds into Plains All American from the proceeds of the sale of a new series of Plains Resources' preferred stock.

  99.2 News release of Plains All American Pipeline, L.P. and Plains Resources Inc. dated December 2, 1999, announcing that Plains All American had executed definitive agreements for its previously announced credit facility and Plains Resources Inc. had executed commitment letters with two existing equity holders for the sale of up to $50 million of a new series of preferred stock, the proceeds of which will be used to provide working capital to Plains All American.